UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2016
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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Item 2.02 Results of Operations and Financial Condition.

On July 26, 2016, Illumina, Inc. (the "company") issued a press release announcing financial results for the second quarter ended July 3, 2016.  Additional information regarding the company’s quarterly performance is listed below in the format of a Q&A.

Top Q&A:

Q:  What was the driver of sequencing instruments revenue being down 21% in Q2 2016 as compared to Q2 2015?  Was this in-line with your expectation?
A:  The sequencing instrument decline was in-line with our expectations. As we stated during the Q1 2016 earnings call, we expected HiSeq and HiSeq X instrument shipments to be roughly flat sequentially. In Q2 2016, HiSeq and HiSeq X shipments met our forecast and as a result were roughly flat sequentially.

Our forecast anticipated an approximately $30 million year-over-year headwind from HiSeq and HiSeq X instruments, the vast majority of which was associated with a spike in HiSeq 3000 and 4000 shipments in Q2 2015 given it was the first full quarter of product availability.

Q:  What are the drivers of higher sequencing instrument revenue in the second half of 2016?
A:  We built backlog in HiSeq X instruments in the first half of the year, the majority of which we expect to ship in the second half, which is expected to lead to HiSeq X quarterly shipments in excess of 30 units in each of Q3 2016 and Q4 2016.  Additionally, our Americas pipeline for HiSeq instruments is solid which we expect will result in higher Q4 2016 shipments.

Q:  Has your outlook for arrays improved compared to the guidance provided on the Q1’16 call?
A:  Given strong Q1 2016 array orders, our total company guidance, given May 3, 2016, for 12% revenue growth in 2016 compared to 2015, contemplated a number of array growth scenarios.  The array guidance provided on our Q2 2016 earnings call this evening was consistent with those scenarios.

Q: What drove the increase in non-GAAP EPS guidance?
A:  The increase in non-GAAP EPS guidance was fully driven by our better-than-forecast Q2 2016 financial results. Our guidance as of May 3, 2016, was for fiscal 2016 non-GAAP EPS of $3.35 - $3.45 as well as Q2 2016 non-GAAP EPS of $0.72 to $0.74.  Given we beat our Q2 2016 expectations by $0.13, our new fiscal 2016 non-GAAP EPS guidance range of $3.48 to $3.58 reflects this $0.13 increase in Q2 2016 non-GAAP EPS as compared to our previous guidance.

Included in our Q1 2016 guidance, given May 3, 2016, was the assumption that we would recognize 90% of GRAIL’s losses in the first half of the year and approximately 50% in the second half of the year.  With the exchange of our common GRAIL shares to preferred GRAIL shares, beginning in Q3 2016 we will recognize approximately 50% of GRAIL’s losses, entirely in-line with our guidance as of May 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	July 27, 2016	By:	/s/ MARC A. STAPLEY
Marc A. Stapley
Senior Vice President, Chief Administrative Officer and Chief Financial Officer